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            FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS
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FIRST UNION REAL ESTATE INVESTMENTS
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AT THE COMPANY                              IN CLEVELAND, OHIO
--------------                              ------------------
Thomas T. Kmiecik                           Stanley L. Ulchaker
Senior Vice President and Treasurer         Edward Howard Co.
(216) 781-4030                                       (216) 781-2400



FOR IMMEDIATE REALEASE

                  FIRST UNION RECEIVES PARKING DECK COMMITMENT
                  --------------------------------------------
                     FROM THE CITY OF WENATCHEE, WASHINGTON
                     --------------------------------------

CLEVELAND, OHIO, MAY 4, 1998 -- FIRST UNION REAL ESTATE INVESTMENTS (NYSE: FUR) today announced that its plans to build a regional shopping mall serving the Wenatchee Valley in Washington moved a step closer to reality when Wenatchee City Commissioners approved plans to purchase two parking decks to be built on the mall site.

Land constraints make parking decks a necessity if First Union is to demolish the existing 171,000-square-foot Valley North Mall and redevelop the site into a true regional mall. Plans call for construction of a 450,000-square-foot, two-level, three-anchor tenant mall.

Under terms of the purchase, First Union will build the parking decks as part of the mall construction. The City of Wenatchee will purchase the parking decks from First Union, then sublease them back to First Union at no charge.
Financial participation by the City of Wenatchee was a critical component in making the redevelopment project a reality.

Purchase price for the two decks, which will contain 1,180 parking spaces, is not to exceed $8 million. The City will finance the purchase through the issuance of general obligation bonds.

First Union said it is currently in the process of securing letters of intent from three major national anchor department stores. It plans to begin demolition of the existing mall in spring 1999 with the new mall scheduled to be opened in 21-24 months.

First Union Real Estate Investments is a unique stapled-stock real estate investment trust (REIT) headquartered in Cleveland, Ohio, and traded on the New York Stock Exchange.


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